UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

FEBRUARY 29, 2008
Date of Report (Date of earliest event reported)

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300, 840 - 6th Avenue SW, Calgary, Alberta, Canada	T2P 3E5
(Address of principal executive offices)	(Zip Code)

(403) 360-5375
Registrant's telephone number, including area code

1220 - 666 Burrard Street, Vancouver, British Columbia, Canada, V6C 2X8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01        Entry Into a Material Definitive Agreement.

On March 5, 2008, Park Place Energy Corp. ("Park Place") completed a purchase and sale agreement made as of February 15, 2008 (the "Agreement") entered into and among Park Place, Panther Minerals Inc. ("Panther") and Brasam Extração Mineral Ltda pursuant to which Park Place has acquired a 51% interest in five diamond concessions in the State of Goiás, Brazil covering 4,413 hectares, hereinafter referred to as the BrasAm Project, in exchange for CDN$250,000, that has been paid in full by Park Place to Panther from the proceeds of the Private Placement, referred to in Item 3.02 of this Form 8-K. The BrasAm Project includes approximately 30 kilometers of the Sao Marcos River. The Sao Marcos River and offsetting dry lands are renowned in Brazil as an area where significant diamonds have been recovered.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02        Unregistered Sales of Equity Securities.

On February 29, 2008, Park Place closed a private placement (the "Private Placement") of units (each a "Unit") for gross proceeds of CDN$908,050. The Private Placement was non-brokered and consisted of 12,972,142 Units priced at a price of CDN$0.07 per Unit. Each Unit consists of one share of common stock and one common stock purchase warrant (each a "Warrant"). Each Warrant exercisable for two years at a price of CDN$0.10 per share in the first year and at a price of CDN$0.15 per share in the second year.

The Units were issued to non-U.S. persons (as that term defined in Regulation S of the Securities Act of 1933), in offshore transactions relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. The Units were also issued to U.S. persons in reliance on Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were our accredited investors, business associates or executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

The gross proceeds from the Private Placement will be used for general working capital as well as to equip and tie-in the 7-8 81-17 W6M Doig discovery gas well located on Park Place's Eight Mile North Property in NE British Columbia, Canada.

On March 3, 2008, Highland Capital Corp. ("Highland") agreed to convert CDN$150,000 of a $225,000 promissory note into 2,142,857 Units, on the same terms as the Private Placement. The Units were issued to a non-U.S. person (as that term defined in Regulation S of the Securities Act of 1933), in offshore transactions relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

SECTION 8 - OTHER EVENTS

Item 8.01        Other Events

On March 5, 2008, Park Place issued a news release announcing the completion of the Private Placement, debt conversion and entering into of the Purchase and Sale Agreement with Panther, a copy of which attached as an exhibit hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits
Exhibit No.	Exhibit
10.1	Purchase and Sale Agreement dated February 15, 2008 among Park Place, Panther Minerals Inc. and Brasam Extração Mineral Ltda.
99.1	News Release dated March 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY CORP.
Date: March 5, 2008.	/s/ Eric M. Leslie Eric M. Leslie President and CEO